UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2001

Sears Credit Account Master Trust II (Exact name of registrant as specified in charter)

Illinois (State of Organization)	0-244774 (Commission File Number)	Not Applicable (IRS Employer Identification No.)
c/o SRFG, Inc. 3711 Kennett Pike Greenville, Delaware (Address of principal executive offices)		19807 (Zip Code)

Registrant's Telephone Number, including area code: (302) 434-3176

Former name, former address and former fiscal year, if changed since last report: Not Applicable

Item 5. Other Events
Series 2001-2. The registrant has made available to investors a prospectus and prospectus supplement, dated May 31, 2001, with respect to the issuance of $700,000,000 aggregate principal amount of Floating Rate Class A Master Trust Certificates, Series 2001-2 and $57,000,000 aggregate principal amount of Class B Master Trust Certificates, Series 2001-2 (together the "Certificates"), pursuant to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, among SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) as Seller ("SRFG"), Sears, Roebuck and Co. as Servicer ("Sears") and Bank One, National Association (formerly The First National Bank of Chicago) as Trustee (the "Trustee"), and the Series Supplement for Series 2001-2 among SRFG as Seller, Sears as Servicer and the Trustee to be dated as of the closing of the sale of the Certificates to the underwriters.
Item 7. Financial Statements and Exhibits
Exhibit 5	Opinion of Mayer, Brown & Platt, counsel to Sears and SRFG
Exhibit 8	Opinion of Mayer, Brown & Platt as to certain federal tax matters concerning the Class A Certificates and the Class B Certificates of Series 2001-2.
Exhibit 23.1	Consent of Mayer, Brown & Platt (included in Exhibit 5).
Exhibit 23.2	Consent of Mayer, Brown & Platt (included in Exhibit 8).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Sears Credit Account Master Trust II (Registrant)

	By:	SRFG, Inc. (Originator of the Trust)

	By:	/s/ Joseph Mrowiec
Joseph Mrowiec Vice President, Administration
Date: June 13, 2001

EXHIBIT INDEX

Exhibit No.

Exhibit 5	Opinion of Mayer, Brown & Platt, counsel to Sears and SRFG
Exhibit 8	Opinion of Mayer, Brown & Platt as to certain federal tax matters concerning the Class A Certificates and the Class B Certificates of Series 2001-2.
Exhibit 23.1	Consent of Mayer, Brown & Platt (included in Exhibit 5).
Exhibit 23.2	Consent of Mayer, Brown & Platt (included in Exhibit 8).